UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2007

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 21, 2007, the Board of Directors of Kensey Nash Corporation (the “Company”) approved amendments to Articles VI and VII of the Second Amended and Restated Bylaws of the Company (the”Bylaws”), effective immediately, to allow for the issuance and transfer of uncertificated shares of the Company’s stock. The amendments were adopted to comply with NASDAQ Rule 4350(l), which requires the Company’s Common Stock to be eligible for a direct registration program by January 1, 2008. The Company’s participation in a direct registration program will enable the Company’s stockholders to have their ownership of the Company’s stock electronically registered directly on the books of the Company’s transfer agent without the need for a physical certificate.

The above description of the amendment to the Bylaws is qualified in its entirety by reference to the complete text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.2	Second Amended and Restated Bylaws of Kensey Nash Corporation, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/S/ Wendy F. DiCicco
Wendy F. DiCicco, CPA
Chief Financial Officer

Dated: December 28, 2007

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